Cherry
Bekaert &
Holland
[LOGO]

                                 March 17, 1999

Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for Crowell & Co., Inc. and subsidiaries (the Company), and under the date of August 21, 1998, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and 1996. On March 3, 1999, our appointment as principal accountants was terminated. We have read the Company's statements included under
Item 4 of its Form 8-K dated March 10, 1999, and we agree with such statements contained therein insofar as they relate to our Firm.

                                        Very truly yours,

                                        CHERRY, BEKAERT & HOLLAND, L.L.P.


                        Cherry, Bekaert & Holland, L.L.P.
         1029 Greene Street (30901) o P.O. Box 2247 o Augusta, GA 30903
                      (706) 724-3557 o Fax (706) 724-1667
     Offices Throughout The Southeast o Represented Internationally Through
                     Summit International Associates, Inc.